                                                                EXHIBIT 11


                                      HICKOK INCORPORATED
                    STATEMENT RE:  COMPUTATION OF PER COMMON SHARE EARNINGS
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
                                Three Months Ended       Six Months Ended
                                     March 31               March 31
                              ---------------------   ---------------------
                                 1995        1994       1995        1994
                              ---------   ---------   ---------   ---------
PRIMARY
Average shares outstanding    1,196,621   1,191,210   1,196,512   1,191,210

Net effect of dilutive
  stock options - based
  on the treasury stock
  method using average
  market price                   27,528      22,646      27,048      22,158
                              ---------   ---------   ---------   ---------
    Total Shares              1,224,149   1,214,856   1,223,560   1,213,368
                              ---------   ---------   ---------   ---------
Net Income                    $ 707,801   $ 192,417   $ 874,127   $ 410,768
                              ---------   ---------   ---------   ---------
    Per Share                 $    0.58   $    0.16   $    0.71   $    0.34
                              ---------   ---------   ---------   ---------
                              ---------   ---------   ---------   ---------


FULLY DILUTED
Average shares outstanding    1,196,621   1,191,210   1,196,512   1,191,210

Net effect of dilutive
  stock options - based
  on the treasury stock
  method using year-end
  market price, if
  higher than average
  market price                   27,528*     23,646*     27,340      22,804
                              ---------   ---------   ---------   ---------
    Total Shares              1,224,149   1,214,856   1,223,852   1,214,014
                              ---------   ---------   ---------   ---------
Net Income                    $ 707,801   $ 192,417   $ 874,127   $ 410,768
                              ---------   ---------   ---------   ---------
                              ---------   ---------   ---------   ---------
    Per Share                 $    0.58   $    0.16   $    0.71   $    0.34
                              ---------   ---------   ---------   ---------
                              ---------   ---------   ---------   ---------

*Period-end market price is less than average market price, use same as primary shares.

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